Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57255) pertaining to the Friede Goldman International, Inc. 401(k) Retirement Plan of our report dated July 14, 2003, with respect to the financial statements and schedule of the Friede Goldman International, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

New Orleans, Louisiana

July 14, 2003